Exhibit 99.1

October 29, 2024	FOR IMMEDIATE RELEASE

CTS Announces Third Quarter 2024 Results

Solid Operational Performance in a Challenging Environment

Lisle, Ill. - CTS Corporation (NYSE: CTS), a leading global designer and manufacturer of custom engineered solutions that “Sense, Connect and Move,” today announced third quarter 2024 results.

“We delivered improved earnings and generated stronger cash flow in the third quarter. Margins expanded as we made progress on operational improvements,” said Kieran O’Sullivan, CEO of CTS Corporation. “Near term market conditions remain challenging. We continue to advance our diversification strategy through the expansion of our customer base and end markets. We remain committed to a disciplined capital structure to drive organic growth, strategic acquisitions and returning cash to shareholders.”

Third Quarter 2024 Results

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Sales were $132 million, down 2% year-over-year, and up 2% sequentially compared to the second quarter of 2024. Sales to diversified end markets increased 18% year-over-year and 5% sequentially. Sales to the transportation end market decreased 17% year-over-year and 2% sequentially.
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Net income was $19 million, or 14% of sales, up from $14 million, or 10% of sales, in the third quarter of 2023.
•
Earnings per diluted share were $0.61, compared to $0.44 in the third quarter of 2023.
•
Adjusted earnings per diluted share were $0.63, up from $0.54 in the third quarter of 2023.
•
Adjusted EBITDA margin was 24.8%, compared to 22.5% in the third quarter of 2023.
•
Operating cash flow was $35 million up from $22 million in the third quarter of 2023.

2024 Guidance

CTS is updating its guidance for full year 2024 sales to be in the range of $515 - $525 million compared to the prior range of $525 - $540 million and reiterating the adjusted diluted EPS guidance to be in the range of $2.05 - $2.25.

CTS does not provide reconciliations of forward-looking non-GAAP financial measures, such as estimated adjusted diluted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because CTS is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition-related costs, foreign exchange rates and other non-routine costs. Each of such adjustments has not yet occurred, are out of CTS' control and/or cannot be reasonably predicted. For the same reasons, CTS is unable to address the probable significance of the unavailable information.

Conference Call and Supplemental Materials

As previously announced, the Company has scheduled a conference call for 10:00 a.m. (ET) today. The dial-in numbers for access from the U.S. are: +1-833-470-1428 (Toll-Free) and +1-404-975-4839 (Local), if calling from

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outside the U.S., please refer to Global Dial In Numbers to identify the applicable dial-in number for your location. The passcode is 230766. In addition, the Company will be using a supplemental slide presentation that will be referred to during the call. The presentation and a live audio webcast of the conference call will be available and can be accessed directly from CTS’ website at https://investors.ctscorp.com/news-events/events-and-presentations/.

Any replay, rebroadcast, transcript or other reproduction or transmission of this conference call, other than the replay accessible through the website noted above, has not been authorized by the Company and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.

About CTS

CTS Corporation (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect and Move. CTS manufactures sensors, actuators and electronic components in North America, Europe and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical and transportation markets. For more information, visit www.ctscorp.com.

*Diversified end markets, previously referred as the “non-transportation” market, includes the industrial, aerospace & defense, and medical end markets.

Cautionary Statement Regarding Forward-Looking Statements

Readers are cautioned that the statements contained in this document regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are, or may be deemed to be, “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated in this document, including statements regarding our strategy, financial position, guidance, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “continued,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “might,” “could,” “intend,” “shall,” “possible,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “on track,” “poised,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements , but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are based on management’s expectations, certain assumptions, and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties, and other factors, which could cause CTS’ actual results, performance, or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: supply chain disruptions; changes in the economy generally, including inflationary and/or recessionary conditions, and in respect to the business in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition CTS’ business; rapid technological change; general market conditions in the transportation, as well as conditions in the industrial, aerospace and defense, and medical markets; reliance on key customers; unanticipated public health crises, natural disasters or other events; environmental compliance and remediation expenses; the ability to protect CTS’ intellectual property; pricing pressures and demand for CTS’ products; risks associated with CTS’ international

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operations, including trade and tariff barriers, exchange rates and political and geopolitical risks (including, without limitation, the potential impact U.S./China relations and the conflict between Russia and Ukraine may have on our business, results of operations and financial condition); the amount and timing of any share repurchases; and the effect of any cybersecurity incidents on our business. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ most recent Annual Report on Form 10-K and other filings made with the SEC. CTS undertakes no obligation to publicly update CTS’ forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact

Ashish Agrawal

Vice President and Chief Financial Officer

CTS Corporation

4925 Indiana Avenue

Lisle, IL 60532 USA

+1 (630) 577-8800

ashish.agrawal@ctscorp.com

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CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net sales	$132,424	$134,552	$388,336	$425,728
Cost of goods sold	82,636	88,151	247,086	276,933
Gross margin	49,788	46,401	141,250	148,795
Selling, general and administrative expenses	22,509	18,666	66,100	64,339
Research and development expenses	5,031	6,321	17,718	19,628
Restructuring charges	773	3,226	3,657	6,033
Operating earnings	21,475	18,188	53,775	58,795
Other (expense) income:
Interest expense	(1,307)	(997)	(2,942)	(2,509)
Interest income	973	952	3,800	3,087
Other income (expense), net	1,306	594	(761)	(1,847)
Total other income (expense), net	972	549	97	(1,269)
Earnings before income taxes	22,447	18,737	53,872	57,526
Income tax expense	3,764	4,766	9,364	12,314
Net earnings	$18,683	$13,971	$44,508	$45,212
Earnings per share:
Basic	$0.62	$0.45	$1.46	$1.44
Diluted	$0.61	$0.44	$1.45	$1.43
Basic weighted – average common shares outstanding:	30,300	31,302	30,517	31,474
Effect of dilutive securities	236	209	230	216
Diluted weighted – average common shares outstanding:	30,536	31,511	30,747	31,690
Cash dividends declared per share	$0.04	$0.04	$0.12	$0.12

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CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars)

	(Unaudited) September 30, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$94,875	$163,876
Accounts receivable, net	86,355	78,569
Inventories, net	57,288	60,031
Other current assets	17,043	16,873
Total current assets	255,561	319,349
Property, plant and equipment, net	93,465	92,592
Operating lease assets, net	23,689	26,425
Other Assets
Goodwill	194,821	157,638
Other intangible assets, net	180,872	103,957
Deferred income taxes	26,837	25,183
Other	14,147	16,023
Total other assets	416,677	302,801
Total Assets	$789,392	$741,167
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$44,951	$43,499
Accrued payroll and benefits	17,008	14,585
Operating lease obligations	4,591	4,394
Accrued expenses and other liabilities	37,249	34,561
Total current liabilities	103,799	97,039
Long-term debt	102,700	67,500
Long-term operating lease obligations	22,016	24,965
Long-term pension obligations	4,561	4,655
Deferred income taxes	13,784	14,729
Other long-term obligations	11,726	5,457
Total Liabilities	258,586	214,345
Commitments and Contingencies
Shareholders’ Equity
Common stock	321,924	319,269
Additional contributed capital	42,908	45,097
Retained earnings	643,088	602,232
Accumulated other comprehensive income (loss)	2,017	4,264
Total shareholders’ equity before treasury stock	1,009,937	970,862
Treasury stock	(479,131)	(444,040)
Total shareholders’ equity	530,806	526,822
Total Liabilities and Shareholders’ Equity	$789,392	$741,167

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CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

(In millions of dollars, except percentages and per share amounts)

Non-GAAP Financial Measures

From time to time, CTS may use non-GAAP financial measures in discussing CTS’ business. These measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with U.S. GAAP. CTS believes that the non-GAAP financial measures presented are commonly used by financial analysts and others in the industries in which CTS operates, and thus further provide useful information to investors. CTS’ definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items.

CTS has presented these non-GAAP financial measures as it believes that the presentation of its financial results that exclude (1) restructuring charges; (2) restructuring-related charges; (3) environmental charges; (4) acquisition-related costs; (5) inventory fair value step-up costs; (6) foreign exchange (gains) losses; (7) non-cash pension expenses (income); and (8) certain discrete tax items are useful and assist in comparing CTS’ current operating results with past periods and with the operational performance of other companies in its industry. Included below is a description of the expenses that CTS has determined are not normal, recurring cash operating expenses necessary to operate its business and the rationale for why providing financial measures for its business with such expenses excluded or adjusted is useful to investors as a supplement to the U.S. GAAP measures.

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Restructuring charges – costs primarily related to workforce reductions, building and equipment relocations, asset impairment charges and other facility closure activities in connection with our continued optimization of our organization.
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Restructuring-related charges – costs related to restructuring actions that do not qualify as direct restructuring charges under U.S. GAAP. These include duplicative expenses arising from plant consolidation transition activities such as excess rent, utilities, and personnel-related and other costs incurred prior to the start of production at a new location.
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Environmental charges – costs associated with our non-operating facilities that are unrelated to ongoing operations. Currently, none of these costs and accruals relate to sites that provide revenue generating activities for the Company.
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Acquisition-related costs – diligence and transaction costs related to acquisitions including related contingent earnout adjustments.
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Inventory fair value step-up costs – purchase accounting-related inventory costs from acquisitions.
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Foreign exchange (gains) losses – remeasurement income and expenses for non-U.S. subsidiaries with the U.S. dollar as the functional currency.
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Non-cash pension expenses (income) – pension income and expenses related to the non-operating U.S. pension and post-retirement life insurance plans, including historical plan settlement activities.
•
Discrete tax items – non-recurring, infrequent, or unusual tax adjustments (e.g., valuation allowances, uncertain tax position changes, unremitted assertion changes and discrete impacts associated with pre-tax non-GAAP items or due to tax law changes, etc.).

At times, the reconciliations below have been intentionally rounded to the nearest thousand, or $0.01 for EPS figures, and, therefore, may not sum.

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Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
	2024	2023	2024	2023	2023	2022	2021
Gross margin	$49.8	$46.4	$141.3	$148.8	$190.9	$210.5	$184.6

Net sales	$132.4	$134.6	$388.3	$425.7	$550.4	$586.9	$512.9

Gross margin as a % of net sales	37.6%	34.5%	36.4%	35.0%	34.7%	35.9%	36.0%

Adjustments to reported gross margin:
Restructuring-related charges (b)	—	—	0.7	—	0.6	—	—
Inventory fair value step-up (b)	1.4	—	1.4	—	—	4.0	—

Adjusted gross margin	$51.2	$46.4	$143.3	$148.8	$191.5	$214.5	$184.6

Adjusted gross margin as a % of net sales	38.6%	34.5%	36.9%	35.0%	34.8%	36.5%	36.0%

Adjusted Operating Earnings

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
	2024	2023	2024	2023	2023	2022	2021
Operating earnings	$21.5	$18.2	$53.8	$58.8	$75.1	$93.0	$76.5

Net sales	$132.4	$134.6	$388.3	$425.7	$550.4	$586.9	$512.9

Operating earnings as a % of net sales	16.2%	13.5%	13.8%	13.8%	13.6%	15.8%	14.9%

Adjustments to reported operating earnings:
Restructuring charges (c)	0.8	3.2	3.7	6.0	7.1	1.9	1.7
Restructuring-related charges (b)	—	—	0.7	—	0.6	—	—
Environmental charges (a)	(1.0)	0.4	(0.2)	3.1	3.5	2.8	2.3
Acquisition-related costs (a)	1.3	—	0.7	0.2	0.4	0.8	—
Inventory fair value step-up (b)	1.4	—	1.4	—	—	4.0	—
Total adjustments to reported operating earnings	$2.5	$3.6	$6.2	$9.3	$11.5	$9.5	$3.9

Adjusted operating earnings	$23.9	$21.8	$60.0	$68.1	$86.6	$102.5	$80.4

Adjusted operating earnings as a % of net sales	18.1%	16.2%	15.4%	16.0%	15.7%	17.5%	15.7%

Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
	2024	2023	2024	2023	2023	2022	2021
Net earnings (loss)	$18.7	$14.0	$44.5	$45.2	$60.5	$59.6	$(41.9)

Net sales	$132.4	$134.6	$388.3	$425.7	$550.4	$586.9	$512.9

Net earnings (loss) margin	14.1%	10.4%	11.5%	10.6%	11.0%	10.2%	-8.2%

Depreciation and amortization expense	8.0	7.3	22.6	21.4	28.7	29.8	26.9
Interest expense	1.3	1.0	2.9	2.5	3.3	2.2	2.1
Tax expense (benefit)	3.8	4.8	9.4	12.3	14.6	21.2	(19.0)

EBITDA	31.7	27.0	79.5	81.5	107.2	112.7	(31.8)

Adjustments to EBITDA:
Restructuring charges (c)	0.8	3.2	3.7	6.0	7.1	1.9	1.7
Restructuring-related charges (b)	—	—	0.7	—	0.6	—	—
Environmental charges (a)	(1.0)	0.4	(0.2)	3.1	3.5	2.8	2.3
Acquisition-related costs (a)	1.3	—	0.7	0.2	0.4	2.5	—
Inventory fair value step-up (b)	1.4	—	1.4	—	—	4.0	—
Non-cash pension and related expense (d)	—	—	0.1	—	—	4.8	132.4
Foreign currency loss (d)	(1.3)	(0.3)	0.8	2.3	2.0	4.9	3.3

Total adjustments to EBITDA	1.1	3.3	7.2	11.6	13.5	20.9	139.7

Adjusted EBITDA	$32.9	$30.2	$86.6	$93.1	$120.7	$133.6	$107.9

Adjusted EBITDA Margin	24.8%	22.5%	22.3%	21.9%	21.9%	22.8%	21.0%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2024	2023	2023	2024	2024	2023	2023
		Per share		Per share		Per share		Per share
Net earnings (A)	$18.7	$0.61	$14.0	$0.44	$44.5	$1.45	$45.2	$1.43

Adjustments to reported net earnings:
Restructuring charges (c)	0.8	0.03	3.2	0.10	3.7	0.12	6.0	0.19
Restructuring-related charges (b)	—	—	—	—	0.7	0.02	—	—
Environmental charges (a)	(1.0)	(0.03)	0.4	0.01	(0.2)	(0.01)	3.1	0.10
Acquisition-related costs (a)	1.3	0.04	—	—	0.7	0.02	0.2	0.01
Inventory fair value step-up (b)	1.4	0.05			1.4	0.05
Non-cash pension and related expense (d)	—	—	—	—	0.1	—	—	—
Foreign currency loss (d)	(1.3)	(0.04)	(0.3)	(0.01)	0.8	0.03	2.3	0.07
Total pretax adjustments to reported net earnings	$1.2	$0.04	$3.3	$0.10	$7.2	$0.23	$11.7	$0.37
Income tax effect of above adjustments (f)	(0.5)	(0.02)	(0.3)	(0.01)	(1.7)	(0.05)	(1.5)	(0.04)
Total adjustments, tax affected (f) (B)	$0.7	$0.02	$3.0	$0.10	$5.5	$0.18	$10.2	$0.32

Tax adjustments:
Other discrete tax items (e)	—	—	—	—	0.3	0.01	—	—
Total tax adjustments (C)	$—	$—	$—	$—	$0.3	$0.01	$—	$—
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	$19.4	$0.63	$17.0	$0.54	$50.3	$1.64	$55.4	$1.75

Net sales	$132.4		$134.6		$388.3		$425.7

Net earnings as a % of net sales	14.1%		10.4%		11.5%		10.6%

Adjusted net earnings as a % of net sales	14.6%		12.6%		13.0%		13.0%

	Twelve Months Ended December 31,
	2023	2023	2022	2022	2021	2021
		Per share		Per share		Per share
Net earnings (loss) (A)	$60.5	$1.92	$59.6	$1.85	$(41.9)	$(1.30)

Adjustments to reported net earnings (loss):
Restructuring charges (c)	7.1	0.22	1.9	0.06	1.7	0.06
Restructuring-related charges (b)	0.6	0.02	—	—	—	—
Environmental charges (a)	3.5	0.11	2.8	0.09	2.3	0.07
Acquisition-related costs (a)	0.4	0.01	2.5	0.08	—	—
Inventory fair value step-up (b)	—	—	4.0	0.12	—	—
Non-cash pension and related expense (d)	—	—	4.8	0.15	132.4	4.10
Foreign currency loss (d)	2.0	0.06	4.9	0.15	3.3	0.10
Total pretax adjustments to reported net earnings (loss)	$13.5	$0.42	$20.9	$0.65	$139.7	$4.33
Income tax effect of above adjustments (f)	(2.4)	(0.07)	(1.6)	(0.05)	(31.1)	(0.99)
Total adjustments, tax affected (f) (B)	$11.1	$0.35	$19.3	$0.60	$108.6	$3.34

Tax adjustments:
Increase in valuation allowances (e)	—	—	—	—	0.9	0.03
Other discrete tax items (e)	(1.6)	(0.05)	0.2	0.01	(4.7)	(0.14)
Total tax adjustments (C)	$(1.6)	$(0.05)	$0.2	$0.01	$(3.8)	$(0.11)
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	$70.0	$2.22	$79.1	$2.46	$63.0	$1.93

Net sales	$550.4		$586.9		$512.9

Net earnings (loss) as a % of net sales	11.0%		10.2%		-8.2%

Adjusted net earnings as a % of net sales	12.7%		13.5%		12.3%

(a) Reflected in selling, general and administrative and other (expense) income, net.
(b) Reflected in cost of goods sold.
(c) Reflected in restructuring charges.

(d) Reflected in other (expense) income, net.

(e) Reflected in income tax expense (income). For 2021, the discrete tax items relate to items we deemed outside normal cash-generating operations including, $5.4 million of a stranded tax benefit from the U.S. Pension termination offset by $0.7 million of tax expense from tax costs associated with a one-time internal cash movement, and $0.9 million related to the addition of a valuation allowance for a foreign subsidiary. For 2022, the discrete tax items relate to the net impact to tax expense of expired research and development credits, including the release of associated reserves. For 2023, discrete tax items include adjusting for tax benefits resulting from $0.6 million for research and development tax credits from prior years, $0.8 million in foreign tax credits related to prior years from a 2023 tax law change, as well as $0.2 million from the release of uncertain tax benefits. For 2024, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for a foreign subsidiary.

(f) We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments. For all periods presented, we applied the statutory income tax rates to the taxable portion of all of our adjustments. Our acquisition costs and foreign currency gains and losses included in our non-GAAP adjustments were not deductible for income tax purposes; therefore, no statutory income tax rate was applied to such costs.

NOTE: CTS believes that adjusted gross margin, adjusted operating earnings, adjusted EBITDA margin, adjusted net earnings and adjusted diluted earnings per share provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of CTS’ core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of CTS’ fundamental business operations (such as those items noted above in the paragraph titled “Non-GAAP Financial Measures”) or were not part of CTS’ business operations during a comparable period.

Controllable Working Capital

	September 30,		December 31,
	2024	2023	2023	2022	2021
Net accounts receivable	$86.4	$89.6	$78.6	$90.9	$82.2

Net inventory	$57.3	$65.4	$60.0	$62.3	$49.5

Accounts payable	$(45.0)	$(49.8)	$(43.5)	$(53.2)	$(55.5)

Controllable working capital	$98.7	$105.1	$95.1	$100.0	$76.2

Quarter sales	$132.4	$134.6	$124.7	$142.3	$132.5
Multiplied by 4	4	4	4	4	4
Annualized sales	$529.7	$538.2	$498.8	$569.1	$530.0

Controllable working capital as a % of annualized sales	18.6%	19.5%	19.1%	17.6%	14.4%

NOTE: CTS believes the controllable working capital ratio is a useful measure because it provides an objective measure of the efficiency with which CTS manages its short-term capital needs.

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended June 30,		Twelve Months Ended December 31,
	2024	2023	2024	2023	2023	2022	2021
Net cash provided by operating activities	$35.4	$22.1	$73.3	$56.7	$88.8	$121.2	$86.1
Capital expenditures	(3.9)	(2.7)	(12.5)	(11.2)	(14.7)	(14.3)	(15.6)
Free cash flow	$31.5	$19.4	$60.8	$45.5	$74.1	$106.9	$70.5

Operating cash flow as a percentage of net earnings	189%	158%	165%	125%	147%	203%	-206%
Free cash flow as a percentage of adjusted net earnings	163%	114%	121%	82%	106%	135%	112%

NOTE: CTS believes that free cash flow is a useful measure because it demonstrates the company’s ability to generate cash. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
	2024	2023	2024	2023	2023	2022	2021
Capital expenditures	$3.9	$2.7	$12.5	$11.2	$14.7	$14.3	$15.6
Net sales	$132.4	$134.6	$388.3	$425.7	$550.4	$586.9	$512.9
Capex as % of net sales	2.9%	2.0%	3.2%	2.6%	2.7%	2.4%	3.0%

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
	2024	2023	2024	2023	2023	2022	2021
Depreciation and amortization expense	$8.0	$7.3	$22.6	$21.4	$28.7	$29.8	$26.9
Stock-based compensation expense	$1.4	$1.4	$4.0	$4.6	$5.2	$7.7	$6.1